                                                                   EXHIBIT 10.11

                              SEVERANCE AGREEMENT

            This Severance Agreement ("Agreement") is entered into effective as of June 1, 2000 among Commonwealth Energy Corporation, a California corporation ("CEC"), electricAMERICA, Inc., a Delaware corporation ("EA"), and Frederick M. Bloom ("Bloom"), with reference to the following facts:

            A. EA and Bloom are parties to an Employment Agreement dated as of January 1, 2000 (the "Employment Agreement"), a copy of which is attached as Exhibit A hereto, and CEC has guaranteed performance of EA's obligations under the Employment Agreement.

            B.    EA and CEC have asked Bloom to terminate the Employment
Agreement.

            NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual promises set forth below, the parties agree as follows:

      1. Termination. The Employment Agreement and CEC's obligations to guarantee performance thereunder are hereby terminated effective as of June 1, 2000.

      2. Severance Payments. CEC and EA, jointly and severally, shall afford Bloom all rights and benefits he previously enjoyed under the Employment Agreement, including the following:

      2.1 Settlement. Bloom hereby acknowledges receipt of the sum of $23,742 in settlement of all bonus claims.

      2.2 Base Salary. Bloom shall continue to receive a Base Salary in accordance with Section 3.1 of the Employment Agreement, which is hereby incorporated herein.

      2.3 Insurance. Bloom shall continue to receive the medical, dental and life insurance currently provided by EA.

      2.4 Automobile. Bloom shall continue to receive $1,300 per month as reimbursement of certain automobile expenses.

     2.5 Insurance. EA and CEC shall continue to provide Bloom with insurance benefits provided by Section 6.2 of the Employment Agreement, which is hereby incorporated herein, except that they may purchase "tail" coverage for Bloom for the period ending June 1, 2000.

     2.6 Indemnification. EA and CEC shall defend, indemnify and hold Bloom harmless from all liability, cost and expense, including reasonable attorneys' fees, arising out of or related to Bloom's activities as an officer or director of CEC or EA to the extent but only to the extent of benefits received by EA or CEC under existing or future officers and directors, liability or other type of insurance policies. In addition, to the extent CEC or EA cannot obtain full releases of Bloom for his obligations as a guarantor of the corporate obligations of EA and CEC, EA and CEC shall, jointly and severally, indemnify Bloom from all liabilities, costs and expenses arising under such guaranty obligations.

     2.7 Withholding. All compensation payable to Bloom shall be subject to such deductions as EA or CEC are from time to time required to make pursuant to law, governmental regulation or order.

     2.8 No Offset. Neither EA nor CEC shall have any rights of offset as provided by Section 7.6 of the Employment Agreement, which is hereby incorporated herein.

     2.9 Term. The benefits afforded by this Section 2 shall continue through January 31, 2005.

     3. Investor Rights Agreement. Concurrently with the execution of this Agreement, the parties shall execute and deliver an Investor Rights Agreement in substantially the form attached as Exhibit B.

     4. SEC Filings. EA and CEC shall advise Bloom in accordance with the provisions of Section 7.7 of the Employment Agreement, which is hereby incorporated herein.

     5. Miscellaneous. Sections 10.1 through 10.12 of the Employment Agreement are hereby incorporated herein.

     IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement effective as of the date first set forth above.

                                        electricAMERICA, INC.

                                        By: ____________________________________


                                        COMMONWEALTH ENERGY
                                        CORPORATION

                                        By: ____________________________________


                                        /s/ FREDERICK M. BLOOM
                                        ________________________________________
                                        Frederick M. Bloom

                                   EXHIBIT A

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 1, 2000 between electricAMERICA, Inc. a Delaware Corporation (the "Company" sometimes referred to as "electricAMERICA"), and Frederick M. Bloom ("Employee"), with reference to the following:

        A. Employee is the founder and from its inception has been a principal stockholder, director, officer and employee of Commonwealth Energy Corporation, ("Commonwealth" and sometimes referred to as "parent company") the parent company of the Company and has rendered valuable services to Commonwealth and has commenced to develop the business of, and will be rendering valuable services to the Company.

        B. The Company and Employee desire to enter into this Agreement to assure the Company of the continued services of Employee on the terms provided herein. It is understood by both parties that the Employee is not an employee of Commonwealth, but instead is to be an employee of the electricAMERICA, currently a dba of Commonwealth and is or soon will be a separate operating subsidiary of Commonwealth. In any event, the Company and its parent agree to perform or to cause the performance of the obligations of the Company under the terms of this Agreement.

        NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment for a term of 61 months, commencing on January 1, 2000 and terminating on January 31, 2005, unless sooner terminated as hereinafter provided.

        2. Titles and Responsibilities. Employee shall serve as President of electricAMERICA which duties include supervision of the marketing efforts of electricAMERICA, and in the performance of such duties shall report directly to the Chairman of the Board of the Company who, at this time is also the Chairman of the Board of Commonwealth. Employee's office location shall at all times be in the Orange County Area, California provided that Employee may be required to travel outside such area from time to time to the extent reasonably necessary to the performance of his duties hereunder. During the term hereof, the Company shall not employ or otherwise retain any other person in this capacity.

        Employee shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 2, and shall devote all of this productive time and efforts to the performance of such duties; provided, however, that Employee may devote time to personal and family investments to the extent that such investments do not materially conflict with the discharge of his duties hereunder. The Company represents that for a period of two years from the commencement of this contract term, Employee shall not be requested to, and shall not manage or otherwise participate in the business operations of Commonwealth in California.

     3. Compensation and Benefits. The Company shall pay and/or provide the following compensation and benefits to Employee during the term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

          3.1 Base Salary. Employee's base salary for the term of this Agreement shall be Two Hundred Seventy Five Thousand Dollars ($275,000.00) per annum (the "Base Salary"), provided however that said Base Salary shall be reduced during the second year of the term hereof to Two Hundred Twenty Five Thousand Dollars ($225,000.00) if the increase in the total aggregate number of customers (the increase in the customer count) as of the end of the first year, when compared to the total aggregate number of customers as of January 3, 2000 does not equal or exceed fifty thousand (50,000). The term "Customer" or "Customer Count shall mean each meter of a customers of Commonwealth or the Company, or any affiliated company in any state. The parties acknowledge that as of January 3, 2000 the aggregate Customer Count is the sum of (1) 84,286 customers who are being billed and (2) 4,749 "customers" who have committed to switch to Commonwealth or electricAMERICA but are in the DASR process (direct access service request) for a total of 89,935 customers, or Customer Count. If the Customer Count at the end of the first year equals or exceeds fifty thousand (50,000), then the Base Salary shall not be reduced. The Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of the Company) and, as a result thereof, may be increased (but not decreased, except as set forth herein) at the discretion of the Board. In determining increases if any in the Base Salary, the Board shall take into account, among other things, the Company's Business Plan, including budgets and projections, and the results of operations of the Company, and its affiliated companies. The referenced Business Plans are the Business Plans presented to the Board of Directors of Commonwealth and electricAMERICA by management of said respective companies. The CEO of Commonwealth will prepare or cause to be prepared such Business Plans for presentation to the Board of Commonwealth, and are incorporated herein by this reference. The Base Salary shall be payable in accordance with the payroll practices of the Company in effect from time to time, provided however that upon the signing of this Agreement the Employee shall receive a payment in the sum of fifty thousand dollars ($50,000.00) which is an advance on the first annual salary obligation. The balance of the annual salary will be paid in equal periodic payments per the policy of the Company.

          3.2 Bonus. In the event that the aggregate total number of customers of the Company and its parent and any affiliated companies, as of the end of the first year of this Agreement, when compared to the aggregate total of the number of customers of the Company and its parent as of January 3, 2000 equals or exceeds fifty thousand (50,000), then Employee shall receive a bonus of fifty thousand dollars ($50,000) and to the extent the increase in the Customer Count exceeds fifty thousand. Employee shall also receive one dollar ($1.00) for each customer in excess of fifty thousand (50,000). Employee shall be entitled to such a annual cash bonuses each year of this Agreement based on the increase in the aggregate total number of customers equaling or exceeding fifty thousand each prior year. (As an example, if the Customer Count at the end of a year shows an increase of 75,000 customers, Employee will receive $50,000, plus an additional $25,000 which is $1.00 times 25,000). This bonus shall be due and payable no later than thirty (30) days following the close of each year. Employee shall also be eligible for an additional discretionary bonus to be determined by the Board of Commonwealth taking into account, among other things, the results of operations of the Company and the affiliated companies for the completed year.

               (a) Bonus Upon Sale of Assets or Control of the Company. If during the term of this Agreement all or substantially all of the assets of the Company or its parent, or more than fifty percent (50%) of the issued and outstanding voting shares of the Company or its parent are, in any transaction or series of transactions, acquired by any person or entity not now affiliated with the Company or its parent, then the Company shall pay to Employee a bonus equal to eight (8) times the annual Base Salary, plus the amount of any 280 G taxes payable by Employee. In addition all stock options due the Employee shall be immediately earned and issued as non-restricted options. The bonus shall be paid to Employee within sixty (60) days after the date of such Change of Control, and the payment of the bonus shall be accompanied by a summary statement or accounting of the computation thereof. The bonus shall be payable to Employee whether or not Employee elects to terminate this Agreement pursuant to Section 7.3 below.

               (b) Participation in Public Offering. If during the term of this Agreement the Company or its parent or any affiliated company makes a public offering (as used herein, "public offering" means new shares are marketed and sold to the public pursuant to a contract with an underwriter who commits to create a market for the IPO shares) of shares of any such entity's voting common stock, or any other class securities with substantially similar terms and preferences, ("Common Stock"), Employee shall have the right to sell shares of Common Stock that the Employee may own on the following terms and subject to the following conditions:

                    (i) Employee shall be entitled to have three hundred thousand (300,000) of any such shares of stock of either the parent or successor, or, if applicable, the Company, or any affiliated entity of the Company as Employee may own, placed into a non-restricted Common Stock status immediately prior to the public offering.

                    (ii) If any holder of Common Stock of the Company (hereinafter a "Selling Shareholder") is permitted by the Company or any affiliated company its underwriters to have any of his Common Stock registered and sold with the Common Stock issued by the Company in the public offering, the Common Stock owned by Employee shall be included in the Common Stock registered and sold by the Selling Shareholders, on the same basis as that afforded to the other Selling Shareholders;

                    (iii) Except with respect to shares of Common Stock registered and sold by Employee pursuant to Section (ii) above, (i) Employee acknowledges that the shares of stock so purchased by him will be registered under the Securities Act or any applicable state securities laws; (ii) Employee represents and warrants to the Company that all such stock will be held by him for his account for investment purposes only; (iii) Employee acknowledges and agrees that no stock so acquired by him may be transferred unless and until (A) counsel for the applicable company shall have determined, at the company's sole cost and expense, that the intended transfer does not violate the Securities Act of 1933 (the "Securities Act") or the rules and regulations promulgated thereunder or any applicable state securities laws, or (B) the shares have been validly registered under the Securities Act and all applicable state securities law; and

                        (iv) Employee need not enter into any Shareholders Agreement restricting his transfer of the shares of Common Stock so purchased by him.

            3.3 Other Fringe Benefits. Employee shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all employee incentive and benefit plans or arrangements made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of the Company, or of the parent corporation, and with full seniority credit for Employee's prior employment by Commonwealth. The Company shall also provide to Employee at the Company's expense reasonable health insurance coverage as given to other senior management employees of the Company or any affiliated company as approved by the respective Board, and in addition, the Company will pay the cost of term life insurance on Employee up to five thousand dollars ($5,000.00) per year.

            3.4 Expenses. The Company shall promptly reimburse Employee for all out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, subject to Employee's furnishing the Company with evidence in the form of receipts satisfactory to the Company and for which the Company will be entitled to a tax deduction, substantiating the claimed expenditures (such expenses being commensurate with the office and executive position of Employee hereunder, and including first class hotel and travel arrangements). Employee's right to be reimbursed for expenses incurred prior to the termination of this Agreement shall survive termination of this Agreement.

            3.5 Vacation. Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time for the Company's senior executive officers, but not less than 20 business days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers. Employee shall also be entitled to the sick day benefits and policies as set forth in the Company's employee manual applicable to senior executive officers.

            3.6 Automobile: Telephone: etc. During the term hereof the Company shall continue to provide the Employee the sum of One Thousand Three Hundred Dollars ($1,300.00) per month for the purposes of the Employee paying for the use of an automobile of Employee's choosing, throughout the term of this Agreement. At any time during the term, the Employee shall have the right to have the title of the automobile placed in his name. At the end of the term Employee shall have the right to purchase the title to the automobile by assuming the obligation to pay for any outstanding balance due thereon. In addition, the Company shall provide an automobile telephone, a home telecopy machine and an answering service and shall reimburse Employee for all charges incurred by him in connection with the use thereof related to the performance of his duties hereunder.

          3.7 Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

          3.8 Marketing and Advertising Support. Company agrees that the number and the aggregate salaries for support staff for Employee, and the budgeted amount available to Employee for advertising and marketing shall be no less than said budgets and support staff made available to or for Employee during the last 12 months of his employment with Commonwealth.

          3.9 Right to Reinstatement to Nomination on Board of Commonwealth Energy Corporation After Two Years. After the expiration of two years as referenced in a separate agreement between Commonwealth and the California Public Utility Commission, Commonwealth agrees that any management slate of nominees for directors of its Board shall include Employee.

          3.10 Registration Rights as to Shares. After the initial public offering, should the Company or any of its affiliates elect to file a registration statement with the Securities Exchange Commission regarding the issuance of shares which involve or relate to the shares presently owned by Employee, or as above defined as Common Stock, Employee shall have the right to "piggy back" all or a portion of his shares in such registration subject to the approval of any underwriter contracted for such registration.

     4. Representations and Warranties. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement. The Company represents and warrants to Employee that (a) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by the Board and no further corporate action on the Company's part is necessary to authorize this Agreement and the performance of such obligations, and (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable by Employee against the Company strictly in accordance with its terms (subject to laws in effect with respect to creditors' rights generally and applicable principles relating to equitable remedies).

     5. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information (as hereinafter defined) which has value to the Company. Employee acknowledges that "Confidential Information" includes all customer lists, quotations, requests for quotations, purchase orders, pricing information, bills of materials, files, data processing reports and other documents relating to the Company's business, whether furnished to Employee by the Company or generated by Employee, alone or in combination with others, and all such Confidential

Information is considered trade secrets and are valuable assets of the Company. Employee agrees upon termination of employment by either party to immediately return all such materials to the Company and not to make or retain copies thereof. Employee acknowledges that Confidential Information includes, but is not limited to, names and addresses of customers and other employees of the Company, the nature and volume (both dollar and usage or product amount) of business transacted by the Company with any of its customers or accounts or suppliers, and customer usage or purchasing histories. Employee further acknowledges that such information is necessary to the conduct of the Company's business, is not generally known, and give the Company a competitive advantage in the markets it serves.

Employee agrees that upon termination of employment, unless Employee is hereafter being retained by the Company in some other capacity, with or without cause, Employee will not, for a period of two (2) years after such termination:

     A. Use or assist others in using Confidential Information for any purpose competitive with the business of the Company; or

     B. Solicit or induce or attempt to solicit or induce other employees of the Company to terminate their employment with the Company.

Employee further agrees that during his employment hereunder and for two (2) years thereafter, he will communicate the contents of this Paragraph 5 and its subparagraphs to any person or other entity with, from, or by whom Employee seeks employment, if such person or other entity is engaged in a business which is competitive with the business of the Company.

The parties agree and declare that, because of the irreparable nature of the injury to the Company which would result if Employee violates or breaches this paragraph 5 and/or its subparagraphs, the award of monetary damages would not adequately compensate the Company for such violation or breach. Therefore, in the event that the Company institutes any action or proceeding to enforce the provisions of this paragraph 5 and/or its subparagraphs, employee hereby waives any claim or defense that the Company has an adequate remedy at law and Employee agrees that any violation by him of this paragraph 5 and/or its subparagraphs shall be the proper subject, without limitation, for immediate, ex parte injunctive relief by the Company.

If it shall be judicially determined that Employee has violated any of his obligations under this paragraph 5 and/or its subparagraphs, then the period applicable to the obligation which Employee shall have been determined to have violated or breached shall automatically be extended for a period of time equal in length to the period during which said violation(s) or breach(s) occurred and/or continued.

Employee agrees to adhere to and observe the guidelines and requirements concerning non-disclosure of information including financial information and other insider information as may be required per the Securities Exchange Commission rules and regulations.

The covenants by Employee contained in this paragraph 5 and/or its subparagraphs are of the essence of this agreement; they shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement of otherwise, shall not constitute a defense to the enforcement by the Company of these covenants made by Employee. The within covenant shall be applicable during the term of this Agreement and also in the event of termination hereof. irrespective of whether termination shall be by the Company or by Employee. with or without cause.

        6. Insurance and Indemnification.

               6.1 "Key-Man" Insurance. The Company shall have the right to purchase "key-man" life insurance covering Employee, in the name and for the benefit of the Company and at the Company's expense in any amount not exceeding $2,000.000. Furthermore, so long as it does not adversely affect Employee's ability to obtain life insurance in the general market at prevailing rates, the Company may take out additional "key-man" life insurance with respect to Employee at the Company's cost and for its benefit. Employee shall cooperate in all reasonable respects with the Company's efforts to obtain such insurance and shall submit to any required medical or other examination; provided; however, that if such medical or other examination cannot be conducted by Employee's personal physician, then Employee shall have the right to have his personal physician attend the examination. Upon the termination of his employment hereunder, Employee may acquire any such life insurance policy upon paying the Company an amount equal to the insurance policy's cash surrender value, if any, at the time of termination and reimbursing the Company for the pro rata portion of any premium paid applicable to periods subsequent to the termination.

               6.2 Insurance Covering Employee. The Company shall, at its cost, provide insurance coverage to Employee to the same extent as other senior executives and directors of the Company, with respect to (i) director's and officer's liability, (ii) errors and omissions and (iii) general liability. At no time will the director's and officer's liability and errors and omissions insurance fall below $10,000,000. As the company grows appropriate levels of coverage will be to full force and effect.

               6.3 Indemnification. The Company shall indemnify Employee and hold him harmless from and against any and all costs. expense, losses, claims, damages. obligations or liabilities (including actual attorneys fees and expenses) arising out of or relating to any acts. or omissions to act, made by Employee on behalf of or in the course of performing services for the Company to the full extent permitted by the Bylaws of the Company as in effect on the date of this Agreement, or, if greater, as permitted by applicable law, provided that the indemnity afforded by the Company's Bylaws shall never be greater than that permitted by applicable law. To the extent a change in applicable law permits greater indemnification than is now afforded by the Bylaws and a corresponding amendment shall not be made in said Bylaws, it is the intent of the parties hereto that Employee shall enjoy the greater benefits so afforded by such change. If any claim, action, suit or proceeding is brought. or claim relating thereto is made, against Employee with respect to which indemnity may be sought against the Company pursuant to this section, Employee shall notify the Company in writing thereof, and the Company shall have the right to participate in, and to the extent that it shall wish, in its discretion, assume and control the defense thereof, with counsel satisfactory to Employee.

               6.4 Rights Not Exclusive. The foregoing rights conferred upon Employee shall not be exclusive of any other right which Employee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.

        7. Termination.

               7.1 Death or Total Disability of Employee. If Employee dies, Employee's employment hereunder shall automatically terminate. If Employee becomes totally disabled during the term of this Agreement, this Agreement may be terminated at the option of the Company. For these purposes Employee shall be deemed totally disabled if Employee becomes physically or mentally incapacitated or disabled or otherwise unable to discharge Employee's duties within the terms of the Company's disability insurance, or as otherwise defined by the Social Security Administration. Prior to termination of this Agreement as a result of disability, and notwithstanding any failure or inability of Employee to render services hereunder, the Company shall continue to pay and/or provide to Employee the compensation and benefits specified in Section 3 hereof. Furthermore, in the event that this Agreement automatically terminates as a result of the death of Employee, or in the event that this Agreement is terminated by the Company as a result of the total disability of Employee, the Company shall continue to pay, Employee (or, in the event of Employee's death, Employee's estate, heirs or personal representative), when otherwise due, for a period of one year thereafter or until expiration of the term hereof, whichever occurs first. the Base Salary, and should such disability continue beyond a year, then for the additional period up to one additional year, one-half of the Base Salary less any proceeds actually received by Employee from any disability insurance provided to Employee at the expense of the Company.

               7.2 Termination by the Company for Cause. Except as set forth in
Section 7 1, the Company may terminate this ?agreement only for cause, which shall be limited to any one of the following:

               Employee's conviction by, or entry of a plea of guilty or nolo contendre in, a court of competent and final jurisdiction for any felony which would materially and adversely interfere with Employee's ability to perform his services under this Agreement

               Upon termination of this Agreement by the Company for cause. Employee shall be entitled to receive all compensation and other benefits payable to him pursuant to Section 3 hereof accrued through the effective date of termination.

               7.3 Termination by Employee for Cause. Employee may terminate this Agreement only for cause, which shall be limited to any one of the following:

                      (a) The sale of all or substantially all of the Company's assets to a person unaffiliated with the Company or the occurrence of a Change of Control, in either case without Employee's prior written consent. which consent may be given or withheld by Employee in his sole and arbitrary discretion.

                      (b) The Company's material breach of any of the terms and conditions of this Agreement. provided that termination pursuant to this subsection (b) shall not constitute a valid termination for cause unless the Board shall have first received written notice from Employee stating with specificity, the nature of such material breach and affording the Company at least thirty (30) days to cure the material breach alleged.

               Upon any termination of this Agreement by Employee for cause, Employee shall not be required to render or to provide any further services pursuant to this Agreement and shall be entitled to receive in one lump sum within fifteen (15) days following notice of such termination, a termination payment equal, in the case of termination under (a) above, to eight (8) times the annual Base Salary then being paid to Employee hereunder, plus an amount equal to any 280 G taxes payable by Employee and in the case of termination under (b) above, equal to the monetary value (not discounted to present value) of all of the compensation and other benefits payable to Employee pursuant to this Agreement for the remainder of the term hereof. Such compensation shall be in addition to, and not in lieu of, any payment due under section 3.2 (a) or any other damages to which Employee may otherwise be entitled.

               7.4 Stock Repurchase Option. In the event that Employee's employment hereunder ceases following a Change of Control Employee shall have the absolute right, to be exercised in his sole and absolute discretion and in addition to any other compensation or benefits payable to him hereunder, to require the Company to repurchase from him 25% of his capital stock of the Company or its parent then owned by him at an aggregate repurchase price equal to 100% of the then fair market value, as a going concern, without minority or nonliquidity discounts. and no less than the value that other shareholders, on the average. are paid for their stock. Such right may be exercised by notice from Employee to the Company or its parent, as may be applicable, and the closing of the repurchase shall take place at a time and place to be agreed upon by Employee and the Company or its parent, but not to be more than thirty (30) days following the Company's receipt of the notice. At the closing Employee shall sell and the Company or its parent, as is applicable shall purchase the capital stock and stock options, without any representation or warranty by Employee other than that he has good title thereto free of all liens, encumbrances and adverse interests, by Employee's delivery to the Company of a certificate or certificates representing such capital stock and stock options, in each case duly endorsed for transfer or accompanied by appropriate stock powers. and by the Company's delivery to Employee of a certified check representing payment of the purchase price in full.

               7.5 No Mitigation. Employee shall have no duty or obligation to mitigate damages hereunder, and if Employee does choose to accept employment elsewhere after any breach or improper termination of this Agreement by the Company, then any income and other employment benefits received by Employee by virtue of his employment by, or rendition of services for or on behalf of, any person or entity other than the Company after such breach or improper termination shall not reduce the Company's obligation to make payments and afford benefits hereunder.

               7.6 No Offset. The Company shall have no right to offset against any payments or other benefits due to Employee under this Agreement the amount of any claims it may have against Employee by reason of any breach or alleged breach of this Agreement by Employee: provided, however, that the Company shall have the right to offset any amounts due the Company from Employee pursuant to any judgment (after exhaustion of all appeals) rendered by a court of competent jurisdiction in connection with any breach or alleged breach of this Agreement by Employee.

               7.7 SEC Filings. The Company as well as its parent company and counsel engaged to advise the Company or its parent company with respect to filings with the SEC shall give timely notice and advice to Employee, to the extent the Company or its parent has or is given information that should so indicate to the Company or its counsel, of any requirement that Employee make filings with the SEC or any other governmental agency having jurisdiction by reason of Employee's position with the Company and/or Employee's transactions to securities of the Company.

        8. Relationship Following Expiration of the Term of Agreement. In the event of the expiration of this employment relationship, Employee and Company contemplate that each will negotiate to good faith to reach a mutually acceptable agreement for Employee's continuing services to the Company on a contractual basis or on a consulting basis. the terms and compensation to be negotiated at or near the end of the term of this Agreement.

        9. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations covering unemployment insurance, workers' compensation, industrial accident, labor and taxes.

        10. Miscellaneous.

               10.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               10.2 No Assignment. This Agreement may not be assigned by the Company or Employee without the prior written consent of the other, (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any Change of Control shall be deemed to be an assignment subject to this section.

               10.3 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

               10.4 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

               10.5 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

               10.6 Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

               10.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:

                (a)     If to the Company, to:
                        electricAMERICA, Inc.
                        15901 Red Hill Avenue
                        Suite 100
                        Tustin, CA 92780

                (b)     If to Employee, to:
                        Frederick M. Bloom
                        41 Montgomery
                        Newport Beach, CA. 92660

Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

               10.8 Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

               10.9 Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the State of California, County of Orange.

               10.10 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

               10.11 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

               10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

                                             THE COMPANY

                                             electricAMERICA, Inc.
                                             a California corporation

                                             By: /s/ JOHN A. BARTHROP
                                                -------------------------------
                                                Secretary


                                             EMPLOYEE

                                             By: /s/ FREDERICK M. BLOOM
                                                -------------------------------
                                                Frederick M. Bloom


In the event of a breach in the performance of any obligation of the Company stated in this Agreement, Commonwealth agrees, upon five days notice to Commonwealth of such breach, to perform and/or pay the cost to perform or cure.

                                             Commonwealth Energy Corporation


                                             By: /s/ JOHN A. BARTHROP
                                                -------------------------------
                                                John A. Barthrop

                                   EXHIBIT B

                            INVESTOR RIGHTS AGREEMENT

               THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of June 1, 2000 between Commonwealth Energy Corporation, a California corporation ("CEC"), and Frederick M. Bloom ("Shareholder"), with reference to the following facts:

               A. Bloom currently owns 7,095,160 shares of CEC (the "Shares"), 1,200,000 shares of which Bloom has made available to CEC under the terms of an Accommodation Agreement between Bloom and CEC dated as of May ___, 2000.

               B. in order to induce Bloom to resign as an officer, director and employee of CEC, CEC desires to afford Bloom certain benefits equivalent to those he enjoyed prior to such resignations.

               NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual promises set forth herein, the parties agree as follows:

        1. Participation in Public Offering. If during the term of this Agreement CEC or any affiliated company makes a public offering (as used herein, "public offering" means new shares are marketed and sold to the public pursuant to a contract with an underwriter who commits to create a market for the new shares) of shares of any such entity's voting common stock, or any other class securities with substantially similar terms and preferences, Bloom shall have the right to sell the Shares on the following terms and subject to the following conditions:

        1.1 Initial Shares. Bloom shall be entitled to have 300,000 of his Shares placed into a nonrestricted common stock status immediately prior to the public offering.

        1.2 Participation. If any shareholder of CEC (hereinafter a "Selling Shareholder") is permitted to have any of his shares of CEC registered and sold with the shares issued by CEC in the public offering, all or a portion of the Shares owned by Bloom shall be included in the shares registered and sold by the selling shareholders, on the same basis as that afforded to the other selling shareholders.



                               Exhibit B - Page 1

        1.3 No Restrictions. Bloom need not enter into any Shareholders Agreement, lock-up agreement or other arrangement restricting his transfer of the Shares.

        2. Registration Rights. After the initial public offering, should CEC or any of its affiliates elect to file a registration statement with the Securities and Exchange Commission ("SEC") regarding the issuance of shares of CEC, Bloom shall have the right to "piggy back" all or a portion of his Shares in such registration subject to the approval of any underwriter contracted for such registration.

        3. Miscellaneous.

        3.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

        3.2 No Assignment. This Agreement may not be assigned by CEC or Bloom without the prior written consent of the other (which consent may be granted or withhold by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any change of control of CEC, however effected, shall be deemed to be an assignment subject to this Section.

        3.3 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breath of the same or any other provision hereof.

        3.4 Section Headings. The headings of the several Sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

        3.5 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:


                               Exhibit B - Page 2

               If to CEC:          Commonwealth Energy Corporation
                                   15901 Red Hill Avenue
                                   Suite 100
                                   Tustin, CA 92780
                                   Fax: (714) 481-6589

               If to Bloom:        Frederick M. Bloom
                                   41 Montgomery
                                   Newport Beach, CA 92660
                                   Fax: (949) 219-0885

Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

        3.6 Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein, provided that the economic benefits of the Agreement are substantially preserved.

        3.7 Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the State of California, County of Orange.

        3.8 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

        3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


                               Exhibit B - Page 3

               IN WITNESS WHEREOF, the parties have executed and delivered this Investor Rights Agreement effective as of the date first set forth above.

                                        COMMONWEALTH ENERGY
                                        CORPORATION


                                        By:
                                           ------------------------------------


                                        /s/ FREDERICK M. BLOOM
                                        ---------------------------------------
                                        Frederick M. Bloom






                               Exhibit B - Page 4